Exhibit 99.1

Prospect Capital Announces Financial Results for Fiscal September 2024 Quarter

NEW YORK, November 8, 2024 (GLOBE NEWSWIRE) – Prospect Capital Corporation (NASDAQ: PSEC) (“Prospect”, “our”, or “we”) today announced financial results for our fiscal quarter ended September 30, 2024.

"We are rightsizing our common shareholder distribution rate as we continue to execute our long-term income and total return strategy by rotating structured credit CLO equity and real estate investments into our core business of first lien senior secured middle market loans, including sometimes with selected equity co-investments," said John Barry, Chairman and Chief Executive Officer of Prospect.

"Our preferred shareholder cash distributions continue at the contractual rates of such distributions," said Mr. Barry.

"CLO equity and real estate investments have generated solid unlevered investment-level gross cash IRRs (12% for CLO equity and 24% for real estate property exited investments since inception of such strategies in 2011 and 2012, respectively), but with more variability compared to our core business," said Mr. Barry. "As we rotate into lower variability middle-market corporate investments, our recurring income as shown by interest income as a percent of total income has reached 94%, an increase of over 800 basis points for the year-over-year quarterly period."

"We still perceive CLO equity and real estate investments as attractive risk-adjusted strategies," said Mr. Barry. "We expect another fund managed by an affiliate of Prospect Capital Management L.P. to continue to focus on new CLO equity investments, with less targeted Prospect Capital Corporation balance sheet investment in this strategy going forward."

"CLO equity has decreased to 6% of our assets (versus 18% as of September 30, 2017) as we execute on our rotation strategy to emphasize first lien senior secured lending, with such mix growing significantly for us," said Mr. Barry. "CLO equity typically generates attractive cash-on-cash yields, but such yields tend to be higher in the initial years while lower in the later years, thereby resulting in variability that we seek to dampen by focusing more on our core business at Prospect Capital Corporation."

"Real estate investing is a total return strategy that has been a solid fit for Prospect Capital Corporation during periods of low short-term and medium-term interest rates," said Mr. Barry.

"We have exited dozens of our value-add properties in the past several years after achieving strong rent and net operating income performance," said Mr. Barry. "We have also generated substantial exit-related income from real estate property sales over the years, with such exit-related income decreasing recently. While we expect to monetize further real estate property investments with attractive returns, we are cautious about future exit-related income."

"Over the last seven weeks, the Fed has reversed 75 basis points of prior short term interest rate increases, with market expectations for more reductions going forward, which may lower future shareholder distribution rates across the BDC and related credit industries," said Mr. Barry. "We have already factored in the declining forward curve for short term interest rates for our common shareholder distribution declaration today."

"Over the past two decades, Prospect Capital Corporation has invested $11.4 billion in over 300 exited investments that have earned a 13% unlevered investment-level gross cash IRR to Prospect Capital Corporation," said Grier Eliasek, President and Chief Operating Officer of Prospect. “This two-decade time period includes the GFC and has been dominated in general by low reference interest rates. The majority of peer BDCs have not been battle tested by such general economic downturn and other headwinds."

"Our core business of directly-originated, non-syndicated first lien senior secured loans to U.S. middle-market companies, sometimes with selected equity co-investments, offers multiple compelling attributes," said Mr. Eliasek. "First lien loans as a percentage of total investments have now reached 65%, an increase of over 700 basis points for the year-over-year quarterly period."

"Such core business with proprietary opportunity flow offers higher spreads than lending to much larger companies, which loans are experiencing significant spread compression for other lenders focused on that more competitive and commoditized larger end of the market," said Mr. Eliasek.

"Middle-market loans, by comparison, offer higher interest rate floors (often 250 to 400 basis points) versus loans to larger companies (which often have only 0 to 100 basis point floors), thereby providing better protection for yield and income when short-term interest rates decline," said Mr. Eliasek. "Such higher floors benefited Prospect Capital Corporation greatly when the Fed last sharply reduced such rates during the GFC."

"First lien senior secured middle-market loans, different from CLO equity and real estate investments, also are eligible for favorable financing with our efficient-cost revolving credit facility, helping to further enhance our net investment income," said Mr. Eliasek.

"With such core business middle-market investments, we also sometimes have an opportunity to structure investments with equity upside, including through warrants, convertible debt, and 2x liquidation preferences, with an objective to maximize current yields and total returns in a prudent and risk-adjusted fashion," said Mr. Eliasek.

"Many such investments that we are currently underwriting have targeted unlevered double-digit current yields and unlevered total returns of 12-15%+, with such yields and total returns further enhanced by our credit facility to lift targeted levered returns to 18-20%+," said Mr. Eliasek.

"Recent investments like RK Logistics, Discovery Point, and Druid City illustrate such non-syndicated middle-market focus where we also capture equity upside," said Mr. Eliasek.

"Our middle-market portfolio companies also have the potential to drive substantial synergistic value creation with add-on acquisitions, with examples including Valley purchasing Comet and R-V Industries making multiple acquisitions," said Mr. Eliasek.

"With such middle-market investments, we have a greater ability to add value to management teams that benefit from our experienced Prospect team of over 130 professionals in areas like board supervision, operational assistance, strategic planning, executive recruiting, add-on acquisition sourcing, and other important areas," said Mr. Eliasek.

"Our pipeline continues to build with additional non-syndicated first lien senior secured middle-market loans with selected equity co-investments, which we expect to deliver substantial benefits to Prospect Capital Corporation and its shareholders going forward," said Mr. Eliasek.

FINANCIAL RESULTS

All amounts in $000’s except per share amounts (on weighted average basis for period numbers)	Quarter Ended	Quarter Ended	Quarter Ended
	September 30, 2024	June 30, 2024	September 30, 2023

Net Investment Income (“NII”)	$89,877	$102,922	$125,612
NII per Common Share	$0.21	$0.25	$0.31
Interest as % of Total Investment Income	94.0%	89.2%	85.7%

Net Income (Loss) Applicable to Common Shareholders	$(165,069)	$(9,050)	$94,011
Net Income (Loss) per Common Share	$(0.38)	$(0.02)	$0.23

Distributions to Common Shareholders	$77,358	$75,640	$73,252
Distributions per Common Share	$0.18	$0.18	$0.18
Cumulative Paid and Declared Distributions to Common Shareholders(1)	$4,384,924	$4,325,055	$4,088,041
Cumulative Paid and Declared Distributions per Common Share(1)	$21.25	$21.12	$20.58
Multiple of Net Asset Value (“NAV”) per Common Share	2.6x	2.4x	2.2x

Total Assets	$7,592,705	$7,857,092	$7,853,828
Total Liabilities	$2,469,590	$2,559,171	$2,602,715
Preferred Stock	$1,612,302	$1,586,188	$1,470,247
Net Asset Value (“NAV”) to Common Shareholders	$3,510,813	$3,711,733	$3,780,866
NAV per Common Share	$8.10	$8.74	$9.25

Balance Sheet Cash + Undrawn Revolving Credit Facility Commitments	$1,631,291	$1,357,577	$1,108,386

Net of Cash Debt to Total Assets	29.7%	30.5%	31.4%
Net of Cash Debt to Equity Ratio(2)	43.7%	44.7%	46.5%
Net of Cash Asset Coverage of Debt Ratio(2)	329%	323%	314%

Unsecured Debt + Preferred Equity as % of Total Debt + Preferred Equity	86.0%	80.3%	77.0%
Unsecured and Non-Recourse Debt as % of Total Debt	100.0%	100.0%	100.0%

(1)Declared dividends are through the January 2025 distribution. November through January 2025 distributions are estimated based on shares outstanding as of 10/29/2024.
(2)Including our preferred stock as equity.

CASH COMMON SHAREHOLDER DISTRIBUTION DECLARATION

Prospect is declaring distributions to common shareholders as follows:

Monthly Cash Common Shareholder Distribution	Record Date	Payment Date	Amount ($ per share)
November 2024	11/26/2024	12/19/2024	$0.0450
December 2024	12/27/2024	1/22/2025	$0.0450
January 2025	1/29/2025	2/19/2025	$0.0450

Prospect expects to declare February 2025, March 2025, and April 2025 distributions to common shareholders in February 2025.

Taking into account past distributions and our current share count for declared distributions, since inception through our January 2025 declared distribution, Prospect will have distributed $21.25 per share to original common shareholders, representing 2.6 times September 2024 common NAV per share and 4.1 times the closing stock price on November 6, 2024, aggregating approximately $4.4 billion in cumulative distributions to all common shareholders.

Since Prospect’s initial public offering in July 2004 through September 30, 2024, Prospect has invested over $21 billion across over 400 investments, exiting over 300 of these investments.

Drivers focused on growing NII and NAV include (1) our $2.25 billion targeted Floating Rate perpetual preferred stock offering, (2) greater utilization of our cost efficient revolving floating rate credit facility, (3) elevated short-term SOFR rates which boost asset yields, (4) optimization of portfolio company performance, and (5) increased primary and secondary originations of senior secured debt and selected equity investments targeting attractive risk-adjusted yields and total returns as we deploy dry powder from our underleveraged balance sheet.

Our senior management team and employees own over 27% of all common shares outstanding or $0.9 billion of our common equity as measured at NAV.

PORTFOLIO UPDATE AND INVESTMENT ACTIVITY

All amounts in $000’s except per unit amounts	As of	As of	As of
	September 30, 2024	June 30, 2024	September 30, 2023

Total Investments (at fair value)	$7,476,641	$7,718,243	$7,736,817
Number of Portfolio Companies	117	117	128

First Lien Debt	64.9%	60.3%	57.3%
Second Lien Debt	11.1%	13.6%	15.9%
Subordinated Structured Notes	6.2%	6.9%	8.1%
Unsecured Debt	0.1%	0.1%	0.1%
Equity Investments	17.7%	19.1%	18.6%
Mix of Investments with Underlying Collateral Security	82.2%	80.8%	81.3%

Annualized Current Yield – All Investments	9.7%	9.8%	10.3%
Annualized Current Yield – Performing Interest Bearing Investments	11.8%	12.1%	12.7%

Top Industry Concentration(1)	19.0%	19.1%	18.2%
Retail Industry Concentration(1)	0.1%	0.3%	0.3%
Energy Industry Concentration(1)	1.5%	1.6%	1.6%
Hotels, Restaurants & Leisure Concentration(1)	0.3%	0.3%	0.3%

Non-Accrual Loans as % of Total Assets (2)	0.5%	0.3%	0.2%

Middle-Market Loan Portfolio Company Weighted Average EBITDA(3)	$104,682	$107,328	$111,026
Middle-Market Loan Portfolio Company Weighted Average Net Leverage Ratio(3)	5.7x	5.5x	5.3x

From September 30, 2023 to September 30, 2024, the Second Lien Debt percentage declined from 15.9% to 11.1% and the Subordinated Structured Notes percentage declined from 8.1% to 6.2%.

(1)Excluding our underlying industry-diversified structured credit portfolio.
(2)Calculated at fair value.
(3)For additional disclosure see “Middle-Market Loan Portfolio Company Weighted Average EBITDA and Net Leverage” at the end of this release.

During the December 2024 (to date), September 2024, and June 2024 quarters, investment originations and repayments were as follows:

All amounts in $000’s	Quarter Ended	Quarter Ended	Quarter Ended
	December 31, 2024 (to date)	September 30, 2024	June 30, 2024

Total Originations	$42,349	$290,639	$242,140

Middle-Market Lending	66.9%	85.8%	62.9%
Real Estate	33.1%	7.8%	27.0%
Structured Notes	—%	—%	—%
Middle-Market Lending / Buyouts	—%	6.1%	10.1%

Total Repayments and Sales	$162,556	$282,328	$244,743

Originations, Net of Repayments and Sales	$(120,207)	$8,311	$(2,603)

For additional disclosure see “Primary Origination Strategies” at the end of this release.

We have invested in subordinated structured notes benefiting from individual standalone financings non-recourse to Prospect, with our risk limited in each case to our net investment. We expect to continue to amortize our subordinated structured notes portfolio and to reinvest into middle market senior secured debt and selected equity investments. At September 30, 2024 and June 30, 2024, our subordinated structured note portfolio at fair value consisted of the following:

All amounts in $000’s except per unit amounts	As of	As of
	September 30, 2024	June 30, 2024

Total Subordinated Structured Notes	$473,792	$531,690
Subordinated Structured Notes as % of Portfolio	6.2%	6.9%

# of Investments(2)	33	33

TTM Average Cash Yield(1)(2)	23.2%	22.3%
Annualized GAAP Yield on Fair Value(1)(2)	3.5%	4.1%

Cumulative Cash Distributions	$2,134,170	$2,108,430
% of Original Investment	127.3%	125.8%

# of Underlying Collateral Loans(2)	1,429	1,576

(1)Calculation based on fair value.
(2)Excludes investments being redeemed.

To date we have exited 15 subordinated structured note investments that have earned an unlevered investment-level gross cash IRR of 12.0% and cash on cash multiple of 1.3 times.

CAPITAL AND LIQUIDITY

Our multi-year, long-term laddered and diversified historical funding profile has included a $2.1 billion revolving credit facility (aggregate commitments with 48 current lenders), program notes, institutional bonds, convertible bonds, listed preferred stock, and program preferred stock. We have retired multiple upcoming maturities and, as of today, have no debt maturing during calendar year 2024. The combined amount of our balance sheet cash and undrawn revolving credit facility commitments is approximately at $1.5 billion as of November 6, 2024.
On June 28, 2024, we completed an extension and upsizing of our Revolving Credit Facility (the "Revolving Credit Facility"), which extended the term of the Facility five years and the revolving period to four years from such date. The credit facility has $2.1 billion of commitments from 48 commercial banks. The Facility includes a revolving period that extends through June 28, 2028, followed by an additional one-year amortization period. The interest rate for amounts drawn under the Facility remained unchanged from prior to the extension and upsizing and is one-month SOFR plus 2.05%.

Our total unfunded eligible commitments to portfolio companies totals approximately $48 million, or 0.6% of our total assets as of September 30, 2024.

	As of	As of
All amounts in $000’s	September 30, 2024	June 30, 2024
Net of Cash Debt to Total Assets Ratio	29.7%	30.5%
Net of Cash Debt to Equity Ratio(1)	43.7%	44.7%
% of Interest-Bearing Assets at Floating Rates	81.0%	82.1%
Unsecured Debt + Preferred Equity as % of Total Debt + Preferred Equity	86.0%	80.3%

Balance Sheet Cash + Undrawn Revolving Credit Facility Commitments	$1,631,291	$1,357,577

Unencumbered Assets	$4,852,971	$4,978,490
% of Total Assets	63.9%	63.4%

(1)Including our preferred stock as equity.

The below table summarizes our September 2024 quarter term debt issuance and repurchase/repayment activity:

All amounts in $000’s	Principal	Coupon	Maturity
Debt Issuances
Prospect Capital InterNotes®	$101,734	6.50% - 7.50%	July 2027 – October 2034
Total Debt Issuances	$101,734

Debt Repurchases/Repayments
Prospect Capital InterNotes®	$2,500	2.25% - 5.50%	February 2026 – January 2052
2026 Notes	$12,285	3.706%	January 2026
Total Debt Repurchases/Repayments	$14,785

Net Debt Repurchases/Repayments	$86,949

We currently have four separate unsecured debt issuances aggregating approximately $1.1 billion outstanding, not including our program notes, with laddered maturities extending through October 2028. At September 30, 2024, $603 million of program notes were outstanding with laddered maturities through March 2052.
At September 30, 2024 our weighted average cost of unsecured debt financing was 4.42%, an increase of 0.17% from June 30, 2024, and an increase of 0.34% from September 30, 2023.

We have raised significant capital from our existing $2.25 billion 5.50%, 6.50% and Floating Rate perpetual preferred stock offering programs. As of November 6, 2024 we no longer offering the Series 5.50% and 6.50% fixed rate preferred stock. The preferred stock provides Prospect with a diversified source of programmatic capital without creating scheduled maturity risk due to the perpetual term of multiple preferred tranches.

In connection with our 5.50%, 6.50% and Floating Rate perpetual preferred stock offering programs we have adopted and amended a Preferred Stock Dividend Reinvestment Plan, pursuant to which (i) holders of the Floating Rate preferred stock will have dividends on their preferred stock reinvested in additional shares of such preferred stock at a price per share of $25.00 and (ii) holders of the 5.50% and 6.50% preferred stock will have dividends on their preferred stock reinvested in additional shares of such preferred stock at a 5% discount to the stated value per share of $25.00, if they elect.
Prospect holds recently reaffirmed or assigned investment grade company ratings from Standard & Poor’s (BBB-), Moody’s (Baa3), Kroll (BBB-), Egan-Jones (BBB), and DBRS (BBB (low)). Maintaining our investment grade ratings with prudent asset, liability, and risk management is an important objective for Prospect.

DIVIDEND REINVESTMENT PLAN

We have adopted a dividend reinvestment plan (also known as our “DRIP”) that provides for reinvestment of our distributions on behalf of our shareholders, unless a shareholder elects to receive cash. On April 17, 2020, our board of directors approved amendments to the Company’s DRIP, effective May 21, 2020. These amendments principally provide for the number of newly-issued shares pursuant to the DRIP to be determined by dividing (i) the total dollar amount of the distribution payable by (ii) 95% of the closing market price per share of our stock on the valuation date of the distribution (providing a 5% discount to the market price of our common stock), a benefit to shareholders who participate.
HOW TO PARTICIPATE IN OUR DIVIDEND REINVESTMENT PLAN
Shares held with a broker or financial institution
Many shareholders have been automatically “opted out” of our DRIP by their brokers. Even if you have elected to automatically reinvest your PSEC stock with your broker, your broker may have “opted out” of our DRIP (which utilizes DTC’s dividend reinvestment service), and you may therefore not be receiving the 5% pricing discount. Shareholders interested in participating in our DRIP to receive the 5% discount should contact their brokers to make sure each such DRIP participation election has been made through DTC. In making such DRIP election, each shareholder should specify to one’s broker the desire to participate in the "Prospect Capital Corporation DRIP through DTC" that issues shares based on 95% of the market price (a 5% discount to the market price) and not the broker's own "synthetic DRIP” plan (if any) that offers no such discount. Each shareholder should not assume one’s broker will automatically place such shareholder in our DRIP through DTC. Each shareholder will need to make this election proactively with one’s broker or risk not receiving the 5% discount. Each shareholder may also consult with a representative of such shareholder’s broker to request that the number of shares the shareholder wishes to enroll in our DRIP be re-registered by the broker in the shareholder’s own name as record owner in order to participate directly in our DRIP.
Shares registered directly with our transfer agent
If a shareholder holds shares registered in the shareholder’s own name with our transfer agent (less than 0.1% of our shareholders hold shares this way) and wants to make a change to how the shareholder receives dividends, please contact our plan administrator, Equiniti Trust Company, LLC by calling (888) 888-0313 or by mailing Equiniti Trust Company LLC, PO Box 10027, Newark, New Jersey 07101.
EARNINGS CONFERENCE CALL
Prospect will host an earnings call on Friday November 8, 2024 at 9:00 a.m. Eastern Time. Dial 888-338-7333. For a replay prior to November 8, 2024 visit www.prospectstreet.com or call 877-344-7529 with passcode 2929037.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share and per share data)

	September 30, 2024	June 30, 2024

	(Unaudited)	(Audited)
Assets
Investments at fair value:
Control investments (amortized cost of $3,326,598 and $3,280,415, respectively)	$3,744,510	$3,872,575
Affiliate investments (amortized cost of $11,735 and $11,594, respectively)	21,658	18,069
Non-control/non-affiliate investments (amortized cost of $3,991,005 and $4,155,165, respectively)	3,710,473	3,827,599
Total investments at fair value (amortized cost of $7,329,338 and $7,447,174, respectively)	7,476,641	7,718,243
Cash and cash equivalents (restricted cash of $2,736 and $3,974, respectively)	57,022	85,872
Receivables for:
Interest, net	27,486	26,936
Other	943	1,091
Deferred financing costs on Revolving Credit Facility	22,368	22,975
Prepaid expenses	872	1,162
Due from broker	7,197	734
Due from Affiliate	176	79
Total Assets	7,592,705	7,857,092
Liabilities
Revolving Credit Facility	547,231	794,796
Public Notes (less unamortized discount and debt issuance costs of $11,211 and $12,433, respectively)	976,504	987,567
Prospect Capital InterNotes® (less unamortized debt issuance costs of $9,040 and $7,999, respectively)	594,222	496,029
Convertible Notes (less unamortized debt issuance costs of $409 and $649, respectively)	155,759	155,519
Due to broker	84,643	10,272
Due to Prospect Capital Management	54,286	58,624
Dividends payable	26,346	25,804
Interest payable	21,714	21,294
Due to Prospect Administration	4,579	5,433
Accrued expenses	4,037	3,591
Due to Affiliate	—	—
Other liabilities	269	242
Total Liabilities	2,469,590	2,559,171
Commitments and Contingencies
Preferred Stock, par value $0.001 per share (647,900,000 and 647,900,000 shares of preferred stock authorized, with 80,000,000 and 80,000,000 as Series A1, 80,000,000 and 80,000,000 as Series M1, 80,000,000 and 80,000,000 as Series M2, 20,000,000 and 20,000,000 as Series AA1, 20,000,000 and 20,000,000 as Series MM1, 1,000,000 and 1,000,000 as Series A2, 6,900,000 and 6,900,000 as Series A, 80,000,000 and 80,000,000 as Series A3, 80,000,000 and 80,000,000 as Series M3, 80,000,000 and 80,000,000 as Series A4, 80,000,000 and 80,000,000 as Series M4, 20,000,000 and 20,000,000 as Series AA2, and 20,000,000 and 20,000,000 as Series MM2, each as of September 30, 2024 and June 30, 2024; 28,266,559 and 28,932,457 Series A1 shares issued and outstanding, 1,409,007 and 1,788,851 Series M1 shares issued and outstanding, 0 and 0 Series M2 shares issued and outstanding, 0 and 0 Series AA1 shares issued and outstanding, 0 and 0 Series MM1 shares issued and outstanding, 164,000 and 164,000 Series A2 shares issued and outstanding, 5,251,157 and 5,251,157 Series A shares issued and outstanding, 24,608,472 and 24,810,648 Series A3 shares issued and outstanding, 3,025,020 and 3,351,101 Series M3 shares issued and outstanding, 1,847,915 and 1,401,747 Series M4 shares issued and outstanding, 5,801,035 and 3,766,166 Series A4 issued and outstanding, 0 and 0 Series AA2 shares issued and outstanding, and 0 and 0 Series MM2 shares issued and outstanding as of September 30, 2024 and June 30, 2024, respectively) at carrying value plus cumulative accrued and unpaid dividends	1,612,302	1,586,188
Net Assets Applicable to Common Shares	$3,510,813	$3,711,733
Components of Net Assets Applicable to Common Shares and Net Assets, respectively
Common stock, par value $0.001 per share (1,352,100,000 and 1,352,100,000 common shares authorized; 433,560,728 and 424,846,963 issued and outstanding, respectively)	434	425
Paid-in capital in excess of par	4,250,105	4,208,607
Total distributable (loss)	(739,726)	(497,299)
Net Assets Applicable to Common Shares	$3,510,813	$3,711,733
Net Asset Value Per Common Share	$8.10	$8.74

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,
	2024	2023
Investment Income
Interest income (excluding payment-in-kind (“PIK”) interest income):
Control investments	$52,382	$49,126
Affiliate investments	—	—
Non-control/non-affiliate investments	94,910	106,356
Structured credit securities	4,179	16,687
Total interest income (excluding PIK interest income)	151,471	172,169
PIK interest income:
Control investments	19,710	24,117
Affiliate investments	—	—
Non-control/non-affiliate investments	13,434	6,161
Total PIK Interest Income	33,144	30,278
Total interest income	184,615	202,447
Dividend income:
Control investments	—	227
Affiliate investments	141	1,307
Non-control/non-affiliate investments	2,269	1,525
Total dividend income	2,410	3,059
Other income:
Control investments	6,967	29,745
Affiliate investments	—	—
Non-control/non-affiliate investments	2,316	994
Total other income	9,283	30,739
Total Investment Income	196,308	236,245
Operating Expenses
Base management fee	38,606	39,289
Income incentive fee	15,680	25,617
Interest and credit facility expenses	39,760	40,593
Allocation of overhead from Prospect Administration	5,708	2,113
Audit, compliance and tax related fees	1,720	1,017
Directors’ fees	150	135
Other general and administrative expenses	4,807	1,869
Total Operating Expenses	106,431	110,633
Net Investment Income	89,877	125,612
Net Realized and Net Change in Unrealized Gains (Losses) from Investments
Net realized gains (losses)
Control investments	6,367	(147)
Affiliate investments	—	—
Non-control/non-affiliate investments	(106,737)	(207,342)
Net realized gains (losses)	(100,370)	(207,489)
Net change in unrealized gains (losses)
Control investments	(174,248)	(17,794)
Affiliate investments	3,448	837
Non-control/non-affiliate investments	47,033	215,586
Net change in unrealized gains (losses)	(123,767)	198,629
Net Realized and Net Change in Unrealized Gains (Losses) from Investments	(224,137)	(8,860)
Net realized gains (losses) on extinguishment of debt	248	(91)
Net Increase (Decrease) in Net Assets Resulting from Operations	(134,012)	116,661
Preferred Stock dividends	(27,157)	(23,151)
Net gain (loss) on redemptions of Preferred Stock	2,304	501
Gain (loss) on Accretion to Redemption Value of Preferred Stock	(6,204)	—
Net Increase (Decrease) in Net Assets Resulting from Operations applicable to Common Stockholders	$(165,069)	$94,011

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
ROLLFORWARD OF NET ASSET VALUE PER COMMON SHARE
(in actual dollars)

	Three Months Ended September 30,
	2024		2023
Per Share Data
Net asset value per common share at beginning of period	$8.74		$9.24
Net investment income(1)	0.21		0.31
Net realized and net change in unrealized gains (losses)(1)	(0.53)		(0.02)
Net increase (decrease) from operations	(0.32)		0.29
Distributions of net investment income to preferred stockholders	(0.06)	(3)	(0.06)
Distributions of capital gains to preferred stockholders	—	(3)	—
Total distributions to preferred stockholders	(0.06)		(0.06)
Net increase (decrease) from operations applicable to common stockholders(4)	(0.38)		0.23
Distributions of net investment income to common stockholders	(0.18)	(3)	(0.16)
Return of capital to common stockholders	—		(0.02)
Total distributions to common stockholders	(0.18)		(0.18)
Common stock transactions(2)	(0.08)		(0.04)
Net asset value per common share at end of period	$8.10		$9.25

(1)Per share data amount is based on the basic weighted average number of common shares outstanding for the year/period presented (except for dividends to stockholders which is based on actual rate per share). Realized gains (losses) is inclusive of net realized losses (gains) on investments, realized losses from extinguishment of debt and realized gains (losses) from the repurchases and redemptions of preferred stock.

(2)Common stock transactions include the effect of our issuance of common stock in public offerings (net of underwriting and offering costs), shares issued in connection with our common stock dividend reinvestment plan, common shares issued to acquire investments and common shares repurchased below net asset value pursuant to our Repurchase Program, and common shares issued pursuant to the Holder Optional Conversion of our 5.50% and 6.50% Preferred Stock.

(3)Tax character of distributions is not yet finalized for the respective fiscal period.

(4)Diluted net decrease from operations applicable to common stockholders was $0.38 for the three months ended September 30, 2024. Diluted net increase from operations applicable to common stockholders was $0.18 for the three months ended September 30, 2023.

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MIDDLE-MARKET LOAN PORTFOLIO COMPANY WEIGHTED AVERAGE EBITDA, NET LEVERAGE AND INTERNAL RATE OF RETURN

Middle-Market Loan Portfolio Company Weighted Average Net Leverage (“Middle-Market Portfolio Net Leverage”) and Middle-Market Loan Portfolio Company Weighted Average EBITDA (“Middle-Market Portfolio EBITDA”) provide clarity into the underlying capital structure of PSEC’s middle-market loan portfolio investments and the likelihood that such portfolio will make interest payments and repay principal.

Middle-Market Portfolio Net Leverage reflects the net leverage of each of PSEC’s middle-market loan portfolio company debt investments, weighted based on the current fair market value of such debt investments. The net leverage for each middle-market loan portfolio company is calculated based on PSEC’s investment in the capital structure of such portfolio company, with a maximum limit of 10.0x adjusted EBITDA. This calculation excludes debt subordinate to PSEC’s position within the capital structure because PSEC’s exposure to interest payment and principal repayment risk is limited beyond that point. Additionally, subordinated structured notes, rated secured structured notes, real estate investments, investments for which EBITDA is not available, and equity investments, for which principal repayment is not fixed, are also not included in the calculation. The calculation does not exceed 10.0x adjusted EBITDA for any individual investment because 10.0x captures the highest level of risk to PSEC. Middle-Market Portfolio Net Leverage provides PSEC with some guidance as to PSEC’s exposure to the interest payment and principal repayment risk of PSEC’s middle-market loan portfolio. PSEC monitors its Middle-Market Portfolio Net Leverage on a quarterly basis.

Middle-Market Portfolio EBITDA is used by PSEC to supplement Middle-Market Portfolio Net Leverage and generally indicates a portfolio company’s ability to make interest payments and repay principal. Middle-Market Portfolio EBITDA is calculated using the EBITDA of each of PSEC’s middle-market loan portfolio companies, weighted based on the current fair market value of the related investments. The calculation provides PSEC with insight into profitability and scale of the portfolio companies within PSEC's middle-market loan portfolio.

These calculations include addbacks that are typically negotiated and documented in the applicable investment documents, including but not limited to transaction costs, share-based compensation, management fees, foreign currency translation adjustments, and other nonrecurring transaction expenses.

Together, Middle-Market Portfolio Net Leverage and Middle-Market Portfolio EBITDA assist PSEC in assessing the likelihood that PSEC will timely receive interest and principal payments. However, these calculations are not meant to substitute for an analysis of PSEC’s underlying portfolio company debt investments, but to supplement such analysis.

Internal Rate of Return (“IRR”) is the discount rate that makes the net present value of all cash flows related to a particular investment equal to zero. IRR is gross of general expenses not related to specific investments as these expenses are not allocable to specific investments. Investments are considered to be exited when the original investment objective has been achieved through the receipt of cash and/or non-cash consideration upon the repayment of a debt investment or sale of an investment or through the determination that no further consideration was collectible and, thus, a loss may have been realized. Prospect’s gross IRR calculations are unaudited. Information regarding internal rates of return are historical results relating to Prospect’s past performance and are not necessarily indicative of future results, the achievement of which cannot be assured.

PRIMARY ORIGINATION STRATEGIES

Lending to Companies - We make directly-originated, agented loans to companies, including companies which are controlled by private equity sponsors and companies that are not controlled by private equity sponsors (such as companies that are controlled by the management team, the founder, a family or public shareholders). This debt can take the form of first lien, second lien, unitranche or unsecured loans. These loans typically have equity subordinate to our loan position. We may also purchase selected equity co-investments in such companies. In addition to directly-originated, agented loans, we also invest in senior and secured loans syndicated loans and high yield bonds that have been sold to a club or syndicate of buyers, both in the primary and secondary markets. These investments are often purchased with a long term, buy-and-hold outlook, and we often look to provide significant input to the transaction by providing anchoring orders.

Lending to Companies and Purchasing Controlling Equity Positions in Such Companies - This strategy involves purchasing senior and secured yield-producing debt and controlling equity positions in operating companies across various industries. We believe this strategy provides enhanced certainty of closing to sellers and the opportunity for management to continue on in their current roles. These investments are often structured in tax-efficient partnerships, enhancing returns.

Purchasing Controlling Equity Positions and Lending to Real Estate Companies - We purchase debt and controlling equity positions in tax-efficient real estate investment trusts (“REIT” or “REITs”). The real estate investments of National Property REIT Corp. (“NPRC”) are in various classes of developed and occupied real estate properties that generate current yields, including multi-family properties, student housing and senior living. NPRC seeks to identify properties that have historically significant occupancy rates and recurring cash flow generation. NPRC generally co-invests with established and experienced property management teams that manage such properties after acquisition. Additionally, NPRC makes investments in rated secured structured notes (primarily debt of structured credit). NPRC also purchases loans originated by certain consumer loan facilitators. It purchases each loan in its entirety (i.e., a “whole loan”). The borrowers are consumers, and the loans are typically serviced by the facilitators of the loans.

Investing in Structured Credit - We make investments in structured credit, often taking a significant position in subordinated structured notes (equity). The underlying portfolio of each structured credit investment is diversified across approximately 100 to 200 broadly syndicated loans and does not have direct exposure to real estate, mortgages, or consumer-based credit assets. The structured credit portfolios in which we invest are managed by established collateral management teams with many years of experience in the industry.

About Prospect Capital Corporation

Prospect is a business development company lending to and investing in private businesses. Prospect’s investment objective is to generate both current income and long-term capital appreciation through debt and equity investments.

Prospect has elected to be treated as a business development company under the Investment Company Act of 1940. We have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, whose safe harbor for forward-looking statements does not apply to business development companies. Any such statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under our control, and that we may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements. Such statements speak only as of the time when made, and we undertake no obligation to update any such statement now or in the future.

For additional information, contact:
Grier Eliasek, President and Chief Operating Officer
grier@prospectcap.com
Telephone (212) 448-0702